UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 25, 2010

RADIANT LOGISTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50283	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1227 120th Avenue N.E., Bellevue, WA 98005

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registration.

Effective March 25, 2010, Radiant Logistics, Inc. and its affiliated (the “Company”) entered into a fifth amendment to its secured credit facility with Bank of America, N.A. (the “Facility”). As amended, and including availability for Company letters of credit, the Facility has been increased from $15 million to $20 million. The Facility is collateralized by the Company’s accounts receivable and other assets of the Company and its subsidiaries. Advances under the Facility are available to fund future acquisitions, capital expenditures or for other corporate purposes. The Facility provides for advances of up to 80% of our eligible accounts receivable.

The foregoing information is intended as a summary of the reported transaction and is qualified in its entirety by reference to the complete text of the Fifth Amendment to Loan Documents dated as of March 25, 2010, by and among Bank of America, N.A. and Radiant Logistics, Inc., Radiant Global Logistics, Inc. (f/k/a Airgroup Corporation), Radiant Logistics Global Services, Inc., and Radiant Logistics Partners, LLC, and Adcom Express, Inc. which is filed as Exhibit 10.1 to this Report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: March 29, 2010	By:	/s/ Bohn H. Crain
Bohn Crain
Chief Executive Officer and
Chief Financial Officer